UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 22, 2009

HOST HOTELS & RESORTS, L.P.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-25087	52-2095412
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

6903 Rockledge Drive

Suite 1500

Bethesda, Maryland 20817

(Address of principal executive offices and Zip Code)

(240) 744-1000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

The information required by this item is included in Item 2.03 below and incorporated herein by reference.

In addition, in connection with the issuance by Host Hotels & Resorts, L.P. (“Host L.P.”) of the debentures described under Item 2.03 below, Host L.P. and Host Hotels & Resorts, Inc. (“Host REIT”) entered into a registration rights agreement with Deutsche Bank Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and J.P. Morgan Securities Inc., in their capacity as representatives of the several initial purchasers of the debentures, dated as of December 22, 2009 (the “Registration Rights Agreement”). A copy of the Registration Rights Agreement, the terms of which are incorporated herein by reference, is attached as Exhibit 10.1 to this report.

Pursuant to the Registration Rights Agreement, Host REIT has agreed that it will:

•

file with the SEC not later than 150 days after the date of original issuance of any of the debentures, a registration statement (a “shelf registration statement”) on such form as Host REIT deems appropriate providing for the resale of Host REIT common stock issued upon exchange of the debentures;

•

use its commercially reasonable efforts to cause such registration statement to be declared effective as promptly as practicable, but in no event later than 210 days after the date of original issuance of the debentures; and

•

use its commercially reasonable efforts to keep the registration statement effective for a period expiring on the earlier to occur of (a) the sale by holders of all shares of Host REIT common stock issuable upon exchange of the debentures; and (b) one year after the last date that debentures have been exchanged for shares of Host REIT common stock.

In lieu of filing the shelf registration statement and causing such registration statement to be declared effective as described in the first two bullet points above, Host REIT has the right (but not the obligation) to designate, no later than 150 calendar days after the original issuance of any of the debentures, an existing “well known seasoned issuer” (as defined in Rule 405 of the Securities Act of 1933, as amended (the “Act”)) automatic shelf registration statement as a shelf registration statement able to be used for resales of Host REIT common stock issued in exchange for the debentures. In the event that Host REIT exercises this right, it will be obligated to use its commercially reasonable efforts to prepare and file a supplement to the prospectus, if necessary, to cover resales of the Host REIT common stock issued upon exchange of debentures by holders thereof no later than 210 calendar days after the original issuance of any of the debentures.

If Host REIT does not meet these deadlines then, subject to certain exceptions, liquidated damages will accrue on the debentures to be paid quarterly in arrears at a rate per year equal to 0.25% of the principal amount of debentures to and including the 90th day following such registration default and 0.50% of the principal amount thereafter, for the period during which the registration default is not cured.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On December 22, 2009, Host L.P., for whom Host REIT acts as sole general partner, issued $400 million aggregate principal amount of exchangeable senior debentures bearing interest at a rate of 2.50% per year due in 2029. The debentures pay interest quarterly in arrears. The debentures were offered in a private placement to qualified institutional buyers pursuant to Rule 144A under the Act. In addition, the shares of common stock of Host REIT that will be issuable upon exchange of the debentures under certain circumstances have not been registered under the Act. The text of the news release issued in connection with the sale of the exchangeable senior debentures is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated into this Item 2.03 by reference.

The debentures contain an exchange settlement feature, which provides that the debentures may, under certain circumstances, be exchangeable for cash, shares of Host REIT common stock or a combination of cash and shares of Host REIT common stock at an initial exchange rate of 71.0101 shares per $1,000 principal amount of debentures.

At the initial exchange rate, the debentures are exchangeable for Host REIT common stock at an exchange price of approximately $14.08 per share, representing an approximately 31.0% premium over the last reported sale price of the Host REIT common stock on December 15, 2009, which was $10.75 per share. The exchange rate is subject to adjustment under certain circumstances as described in the indenture, including cash dividends by Host REIT to its stockholders.

Prior to October 20, 2015, Host L.P. may not redeem the debentures except to preserve its status as a real estate investment trust for U.S. federal income tax purposes. On or after October 20, 2015, at Host L.P.’s option, the debentures are redeemable in cash in whole or in part at 100% of the principal amount plus accrued and unpaid interest upon at least 15 days’ but not more than 60 days’ prior written notice to the holders of debentures.

The holders of the debentures have the right to require Host L.P. to repurchase the debentures in cash in whole or in part on each of October 15, 2015, October 15, 2019 and October 15, 2024, and in the event of a designated event that occurs prior to October 15, 2015, for a repurchase price equal to 100% of the principal amount of the debentures plus accrued and unpaid interest.

A “designated event” will be deemed to have occurred upon a “change in control” or a “termination in trading.” A change in control will be deemed to have occurred at the time that any of the following occurs:

•

Host REIT (i) merges or consolidates with or into any other person, other than a subsidiary, another person merges with or into Host REIT, or Host REIT conveys, sells, transfers or leases all or substantially all of its consolidated assets to another person or (ii) engages in any recapitalization, reclassification or other transaction in which all or substantially all Host REIT common stock is exchanged for or converted into cash, securities or other property, in each case, other than any merger or consolidation: (A) that does not result in a reclassification, conversion, exchange or cancellation of Host REIT’s outstanding common stock; (B) pursuant to which the holders of Host REIT common stock immediately prior to the transaction are entitled to exercise, directly or indirectly, 50% or more of the voting power of all shares of capital stock entitled to vote generally in the election of directors, managers or trustees, as applicable, of either (a) the continuing or surviving entity or (b) an entity that directly or indirectly owns 100% of the capital stock of such continuing or surviving entity, in either case, immediately after such transaction; provided that, in the case of this clause (b), such parent entity fully and unconditionally guarantees all obligations of such continuing or surviving entity under the debentures and the indenture on a senior basis on terms and pursuant to a supplemental indenture reasonably satisfactory to the trustee; or (C) which is effected solely to change Host REIT’s jurisdiction of incorporation and results in a reclassification, conversion or exchange of outstanding shares of Host REIT common stock solely into shares of common stock of the surviving entity; or

•

any “person” or “group” (as such terms are used for purposes of Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended, whether or not applicable), other than Host REIT or any wholly-owned subsidiary of Host REIT, is or becomes the “beneficial owner,” directly or indirectly, of more than 50% of the total voting power in the aggregate of all classes of shares of Host L.P. capital stock (or the capital stock of Host REIT for so long as Host REIT is the parent company of Host L.P. immediately prior to such transaction or series of related transactions) then outstanding normally entitled to vote generally in elections of directors, managers or trustees, as applicable; or

•

during any period of 12 consecutive months after the date of original issuance of the debentures (for so long as Host REIT is the parent company of Host L.P. immediately prior to such transaction or series of related transactions), persons who at the beginning of such 12 month period constituted the board of directors of Host REIT (together with any new persons whose election was approved by a vote of a majority of the persons then still comprising the board of directors who were either members of the board of directors at the beginning of such period or whose election, designation or nomination for election was previously so approved), cease for any reason to constitute a majority of the board of directors of Host REIT, then in office; or

•	the Holders of Host REIT’s capital stock approve any plan or proposal for the liquidation or dissolution of Host REIT (whether or not otherwise in compliance with the indenture); or

•	Host REIT ceases to be the general partner of Host L.P. or ceases to control Host L.P.;

provided, however, that the pro rata distribution by Host REIT to it shareholders of shares of capital stock of Host L.P. or shares of any of Host REIT’s other subsidiaries, will not, in and of itself, constitute a change in control or purposes of this definition.

However, even if any of the events specified in the preceding five bullet points above have occurred, in general a “change in control” will not be deemed to have occurred if at least 90% of the consideration (excluding cash payments for fractional shares and cash payments made pursuant to dissenters’ appraisal rights) in a merger, consolidation or other transaction otherwise constituting a change in control consists of common stock (or American Depositary Receipts or other certificates representing common equity interests) traded on a national securities exchange or an established automated over-the-counter trading market in the United States (or will be so traded or quoted immediately following such merger, consolidation or other transaction) and as a result of the merger, consolidation or other transaction, the debentures become exchangeable into such common stock (or American Depositary Receipts or other certificates representing common equity interests).

A “termination in trading” will be deemed to have occurred if shares of Host REIT common stock, or shares of any other capital stock or American Depository Receipts in respect of shares of capital stock into which the debentures are exchangeable pursuant to the terms of the indenture, are not listed for trading on the New York Stock Exchange, the Nasdaq Global Market or the Nasdaq Global Select Market or any of their respective successors or another U.S. national securities exchange or quoted on an established automated over-the-counter trading market in the United States.

If a transaction described in the first or second bullet under the definition of a “change in control” above occurs prior to October 15, 2015 and a holder elects to exchange its debentures in connection with such transaction, the applicable exchange rate for the debentures surrendered for exchange will increase by a number of additional shares of Host REIT common stock as a “make whole premium.”

Certain events are considered “Events of Default,” which may result in the accelerated maturity of the debentures, including:

•	Host L.P.’s failure to pay any interest on the debentures as and when the same becomes due and payable and the continuation of any such failure for 30 days;

•

Host L.P.’s failure to pay all or any part of the principal of, or premium, if any, on, the debentures when and as the same becomes due and payable at maturity, redemption, by acceleration or otherwise;

•

a default in (i) Host L.P.’s or any of its restricted subsidiaries’ secured indebtedness with an aggregate principal amount in excess of 5% of “total assets,” or (ii) Host L.P.’s or any of its restricted subsidiaries’ other indebtedness with an aggregate principal amount in excess of $100 million, in either case, (A) resulting from the failure to pay principal or interest, when due (after giving effect to any applicable extensions or grace or cure periods) or (B) as a result of which the maturity of such indebtedness has been accelerated prior to its final stated maturity;

•

Host L.P.’s failure to deliver cash, Host REIT common stock, or a combination of cash and Host REIT common stock within 15 days after the due date upon an exchange of debentures, together with any cash due in lieu of fractional shares;

•

Host L.P.’s failure to comply in all material respects with its notice obligations in connection with repurchases at the option of holders upon certain designated events or in connection with exchanges upon certain specified transactions;

•

Host L.P. or the subsidiary guarantors fail to observe or perform any other covenant or agreement contained in the debentures or the indenture and the continuance of such failure for a period 60 days after written notice is given to Host L.P. by the trustee or to Host L.P. and the trustee by the holders of at least 25% in aggregate principal amount of all outstanding debentures; and

•	some events involving the bankruptcy, insolvency or reorganization of Host L.P. or any of its significant subsidiaries.

Ranking and Security

The debentures were issued pursuant to a supplement to Host L.P.’s Amended and Restated Indenture, dated August 5, 1998, originally among HMH Properties, Inc. (now, Host L.P.), the subsidiary guarantors named therein, and HSBC Bank USA f/k/a Marine Midland Bank (now succeeded by The Bank of New York Mellon), as trustee. Under the terms of the indenture, the debentures are equal in right of payment with all of Host L.P.’s unsubordinated indebtedness and senior to all subordinated obligations of Host L.P. subject to certain limitations set forth in the indenture. The debentures are guaranteed by certain of Host L.P.’s subsidiaries and are currently secured by pledges of equity interests in many of Host L.P.’s subsidiaries. The guarantees and pledges ratably benefit the debentures outstanding under Host L.P.’s indenture, as well as Host L.P.’s credit facility, certain other senior debt, and interest rate swap agreements and other hedging agreements with lenders that are parties to the credit facility.

Use of Proceeds

The net proceeds of the offering will be used for debt repayment, including to redeem all of the $346 million outstanding of Host L.P.’s 7% Series M Senior Notes due 2012, as well as the repayment of other outstanding debt and for general corporate purposes.

Item 2.04.	Triggering Events that Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

On December 22, 2009, Host L.P., for whom Host REIT acts as a sole general partner, issued $400 million aggregate principal amount of exchangeable senior debentures bearing interest at the rate of 2.50% per year due in 2029. The proceeds of the 2.50% exchangeable senior debentures offering were approximately $391 million after deducting discounts, fees and expenses. We intend to use a portion of these proceeds to redeem all of the $346 million outstanding of Host L.P.’s 7% Series M senior notes due 2012. The redemption date for the Series M senior notes is January 20, 2010 pursuant to an irrevocable notice delivered by the trustee on Host L.P.’s behalf on December 22, 2009. The Series M senior notes were issued pursuant to a supplement to Host L.P.’s Amended and Restated Indenture, dated August 5, 1998, originally among HMH Properties, Inc. (now Host L.P.), the subsidiary guarantors named therein, and HSBC Bank USA f/k/a Marine Midland Bank (now succeeded by The Bank of New York Mellon), as trustee. Under the terms of the Series M senior notes, we are required to pay a redemption price of 101.75% of the principal amount of the 7% Series M senior notes in order to redeem the 7% Series M senior notes prior to their scheduled maturity of August 15, 2012.

Item 3.02.	Unregistered Sales of Equity Securities.

The information contained in Items 1.01 and 2.03 of this report is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

4.1	Thirty-Second Supplemental Indenture, dated December 22, 2009, by and among Host Hotels & Resorts, L.P., Host Hotels & Resorts, Inc., the Subsidiary Guarantors named therein and The Bank of New York Mellon (formerly, The Bank of New York) as successor to HSBC Bank USA (formerly, Marine Midland Bank), as trustee, to the Amended and Restated Indenture dated August 5, 1998, including form of debenture.

10.1	Registration Rights Agreement, dated December 22, 2009, among Host Hotels & Resorts, L.P., Host Hotels & Resorts, Inc. and the Initial Purchasers named therein.

99.1	Host Hotels & Resorts, Inc. Press Release, dated December 22, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOST HOTELS & RESORTS, L.P.

Date: December 23, 2009	BY:	HOST HOTELS & RESORTS, INC., its general partner

	By:	/S/ LARRY K. HARVEY
Larry K. Harvey
Executive Vice President,
Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit No.	Description

4.1	Thirty-Second Supplemental Indenture, dated December 22, 2009, by and among Host Hotels & Resorts, L.P., Host Hotels & Resorts, Inc., the Subsidiary Guarantors named therein and The Bank of New York Mellon (formerly, The Bank of New York) as successor to HSBC Bank USA (formerly, Marine Midland Bank), as trustee, to the Amended and Restated Indenture dated August 5, 1998, including form of debenture.

10.1	Registration Rights Agreement, dated December 22, 2009, among Host Hotels & Resorts, L.P., Host Hotels & Resorts, Inc. and the Initial Purchasers named therein.

99.1	Host Hotels & Resorts, Inc. Press Release, dated December 22, 2009.